                          REPRESENTATIVE'S WARRANT                   EXHIBIT 1.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS.

            Void after 4:00 P.M. New York Time, on______________2002


                   REPRESENTATIVE'S WARRANT TO PURCHASE UNITS
            62,500 Units (each unit consisting of two common shares, no par value ("Common Share") and one redeemable common share purchase warrant ("Warrant") to purchase one Common Share at an
                            exercise price of $4.80
                                       of
                                  SURREY, INC.



This is to Certify that, for VALUE RECEIVED,

                                STUART, COLEMAN & CO., INC.



or registered assigned ("Holder") is entitled to purchase, subject to the provisions of this Representative's Warrant, from Surrey, Inc., a Texas corporation ("Company"), at any time on or after 10:00 A.M., ___________1998
and not later than 4:00 P.M. New York Time, on      2002, a date which does not
exceed five (5) years from Effective Date of the Registration Statement on Form SB-2 File No. 333-35757 (the "Warrant Exercise Term"), [71,875] Units at a purchase price per Unit of $.0005. The exercise price of a Unit in effect at any time and as such may be adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Prior to the application, if any, of the anti-dilution provisions contained herein, the Exercise Price relative to one Unit or to a combination of two (2) shares and one (1) Warrant shall be $9.75 as such amount may be adjusted in accordance herewith. This Representative's Warrant is one of a series of warrants identical in form issued by the Company to purchase up to a maximum of 62,500 Units and the term "Representative's Warrants" as used herein means all such representative's warrants (including this Representative's Warrant).

                The Representative's Warrants referred to herein shall be delivered to Stuart, Coleman & Co., Inc. in increments of thousand Units Representative's Warrant certificates.


                (a) Exercise of Representative's Warrant. Subject to the provisions of Section (g) hereof, this Representative's Warrant may be
exercised in whole or   in part at any time or from time to time on or
after___________1998 but not later than 4:00 P.M, on ___________2002, or if
2002 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its Transfer Agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Units, or the underlying securities of the Units, as the case may be, specified in such form. The Company shall bear the entire cost of all federal and state taxes (other than any income taxes) as well as all transfer taxes relating to the exercise of the Representative's Warrants referred to herein. If this Representative's Warrant should be exercised in part only, the Company shall, upon surrender of this Representative's Warrant for cancellation, execute and deliver a new Representative's Warrant evidencing the right of the Holder to purchase the balance of the Units, or the underlying securities, as the case may be, purchasable hereunder. Upon receipt by the Company during the Warrant Exercise Period of this Representative's Warrant at the office or agency of the Company, in proper form for exercise with the Exercise Price, the Holder shall be deemed to be the holder of record of the Units, or the underlying securities, as the case may be, issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Units, or the underlying securities, as the case may be, shall not then be actually delivered to the Holder.

                (b) Reservation of Units. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Representative's Warrant such number of Common Shares [125,000] as shall be required for issuance or delivery upon exercise of this Representative's Warrant and an additional [62,500] Common Shares upon the exercise of the Warrant included in the Units.


                (c) Fractional Units. No fractional Units or Common Shares or scrip representing fractional Units or Common Shares shall be issued upon the exercise of this Representative's Warrant. With respect to any fraction of a Unit called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional Unit or Common Shares, determined as follows:

                        (1) If the Unit or Common Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading in the NASDAQ quotation system, the current value shall be the last reported sale price of the Unit or Common Shares on such exchange or system on the last business day prior to the date of exercise of this Representative's Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                        (2) If the Unit or Common Shares are not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Representative's Warrant, or

                        (3) If the Unit or Common Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.


                (d) Exchange, Assignment or Loss of Representative's Warrant. This Representative's Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its transfer agent, if any, for other Representative's Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Units, or underlying securities, as the case may be, purchasable hereunder. The Representative's Warrant may not be sold, hypothecated, transferred or assigned for one (1) year following the effective date, except that it may be (i) assigned in whole or in part to or among the officers of Stuart, Coleman & Co., Inc., and (ii) transferred by operation of law as a result of the death of any transferee. Any such assignment shall be made by surrender of this Representative's Warrant to the Company or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed. All funds required to pay taxes (other than any income tax or stock transfer tax) shall be paid by the Company. Thereupon, the Company shall, without charge, execute and deliver a new Representative's Warrant in the name of the assignee named in such instrument of assignment and this Representative's Warrant shall promptly be canceled. This Representative's Warrant may be divided or combined with other Representative's Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its transfer agent, if any, together with a written notice specifying the names and denominations in which new Representative's Warrants are to be issued and signed by the Holder hereof. The term "Representative's Warrant" as used herein includes any Representative's Warrants issued in substitution for or replacement of this Representative's Warrant, or into which this Representative's Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Representative's Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and upon surrender and cancellation of this Representative's Warrant, if mutilated, the Company will execute and deliver a new Representative's Warrant of like tenor and date in lieu of this Representative's Warrant.

                (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Representative's Warrant and are not enforceable against the Company except to the extent set forth herein.


                (f) Adjustment of Exercise Price and Number of Shares of Common Stock and Warrants. After each adjustment of the Purchase Price pursuant to this subsection (f), the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number of shares receivable upon exercise thereof prior to such adjustment multiplied by a fraction the numerator of which shall be the original Purchase Price of $9.75 and the denominator of which shall be such adjusted Purchase Price if any. The Purchase Price shall be subject to adjustment as set forth below:



                        (l) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Purchase Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes of capital stock.



                                (A) In any case in which this Subsection (f)(l) shall require that an adjustment to the Purchase Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate of independent public accountants described in Subsection (f)(4)(A)) issuing to the Holder of any Warrants exercised after such record date the shares of Common

                                Stock and other capital stock of the
                                Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise on the basis of the Purchase Price prior to adjustment.


                                        (B)  No adjustment in the Purchase
                                Price shall be required to be made unless such adjustments would require an increase or decrease of at least $.05; provided however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (f) shall be made to the nearest cent or to the nearest one hundredth of a share as the case may be.


                                        (C)  No adjustment of the Purchase
                                Price shall be made except on the conditions set forth in this subsection (f). Without limitation to the foregoing, there shall be no adjustment pursuant to this subsection (f) should the Company issue any capital stock for cash or other consideration on equivalent terms to the price paid for the Common Stock which has been approved by the Board of Directors of the Company.

                                (2) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the

           Company or its successors shall forthwith file at the office of the Warrant Agent a statement setting forth such provisions signed by (i) its Chairman of the Board or Chief Executive Officer or Vice Chairman of the Board or President or a Vice President and (ii) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection (f). The above provisions of this subsection (f) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.


                     (3) Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company at such adjusted Purchase Price.

                     (4)(A) Upon any adjustment of the Purchase Price required to be made pursuant to this subsection (f), the Company within 30 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) cause to be mailed to each of the Holders of the Warrant Certificates written notice of such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of subsection
           (f)(4)B).

                              (B)    In case at any time:

                                     (i)    The Company shall declare any
dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

                                     (ii)   The Company shall offer for
subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                                     (iii)  There shall be any capital
reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change from no par value to par value); or

                                      (iv)   There shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to each of the Holders of the Warrant Certificates, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

                                 (C)  Without limiting the obligation of the
                         Company to provide notice to the Holders of the Warrant Certificates of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

                (g)     Registration under the Securities Act of 1933.


                        (1) In the event the Company files a registration statement (defined herein to include a Notification under Regulation A under the Act and the Offering Circular included therein), which relates to a current offering of securities of the Company (except in connection with an offering to employees or by a Form S-4 or any successor forms thereto or such other form as would not allow the registration of such securities), the Company will use its best efforts to include in such registration statement and prospectus included therein, at the written request to the Company by the Holders of Representative's Warrants or Representative's Warrant Units, or the underlying securities, as the case may be, as hereinafter defined, acquired upon exercise of the Representative's Warrants and/or which may be acquired upon exercise of the Representative's Warrants (collectively referred to as the "Representative's Warrant Units"), the securities underlying the Representative's Warrants so as to permit the public sale thereof in compliance with the Act; provided, however, that the Company is not required to include such securities in any underwritten portion of such offering; and further provided, if a greater number of securities is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of the securities underlying the Representative's Warrant proposed to be offered by such Holders for registration, as well as the number of securities of any other selling holders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. The Company shall give written notice by Certified mail to the Holders of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company, 30 or more days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection (which request shall specify the number and interest in the Representative's Warrant Units intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof) shall be made by the owners 20 or more days prior to the date specified in the notice as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holders shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holders. The foregoing provisions of this subparagraph (1) shall apply only with respect to registration statement(s) filed in the period commencing on____________ 1998 and ending four years thereafter.

                        (2) In addition, on one occasion, at the sole expense of the Company, upon the written notice at any time after ____________1998, and on or before four years thereafter from the Representative that it contemplates the transfer of all or any of its Representative's Warrants and/or the Representative's Warrant Units under such circumstances that a public offering, within the meaning of the Act, of the Representative's Warrants and/or the Representative's Warrant Units will be involved, the Company, as promptly as possible after receipt of such notice, shall file a new registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Representative's Warrants and/or the Representative's Warrant Units with respect to which it shall have received such notice. Within ten (10) days after receiving any such notice, the Company shall give notice to the other Holders of the Representative's Warrants advising that the Company is proceeding with such registration statement or Notification and offering to include therein Representative's Warrants and/or the Representative's Warrant Units of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten days thereafter. The Company shall pay the costs and expenses thereof, for one time only, which costs and expenses shall include "Blue Sky" filing fees to qualify the Representative's Warrants and/or the Representative's Warrant Units in those jurisdictions reasonably requested by the Representative.

                        (3) In each instance in which pursuant to subsections (1) and (2) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Representative's Warrants and/or the Representative's Warrant Units, the Company shall:

                                (A) Supply to Stuart, Coleman & Co., Inc. as Representative of the Holders intending to make a public distribution of the securities thereof (the Holder by its receipt of this Representative's Warrant hereby acknowledging its appointment of Stuart, Coleman & Co., Inc. as the representative for purposes of this Representative's Warrant), two executed copies of each registration statement or Notification and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as Stuart, Coleman & Co., Inc. shall reasonably request.

                                (B) Cooperate in taking such action as may be necessary to register or qualify said securities under such other securities acts or blue sky laws of such jurisdictions as the Representative shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holders thereof to consummate such proposed sale or other disposition of the such securities in any such jurisdiction; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

                                (C) Keep effective for a period of not less than ninety (90) days after the initial effectiveness thereof all such registrations or Notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period - not to exceed ninety (90) days - as may be necessary to permit the public sale or other disposition of such securities by such Holders.

                                (D) Indemnify and hold harmless each such Holder and the Representative, within the meaning of the Act, who may purchase from or sell for any such Holder, such securities, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and
                all expenses whatsoever reasonably incurred     in
                investigating, preparing, defending or settling any claim) arising from (i) any untrue statement of a material fact contained in any registration statement or Notification furnished pursuant to Clause (A) of this subsection, or any prospectus or offering circular included therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holder or Representative or several Underwriters expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or Representative or several Underwriters within the meaning of the Act; provided, however, that the Company shall not be so obligated to indemnify any such Holder or Representative or several Underwriters or controlling person unless such Holder and Representative or several Underwriters shall at the same time indemnify the Company, its directors, each officer signing any registration statement or Notification or any amendment to any registration statement or Notification and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue statement of a material fact or any amendment to any registration statement or Notification or prospectus or offering circular furnished pursuant to Clause
                (A) of this subsection, or (iv) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, Representative or several Underwriters or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or Representative or several Underwriters or controlling person expressly for use therein. The indemnity agreement of the Company herein shall not inure to the benefit of any such Representative or Holder or several Underwriters (or to the benefit of any person who controls such Representative or Holder or several Underwriters) on account of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such securities by such Representative or Holder or several Underwriters to any person if such Representative or Holder or several Underwriters failed to send or give a copy of the prospectus or offering circular furnished pursuant to Clause
                (A)
                of this subsection, as the same may then be supplemented or amended if such supplement or amendment shall have been furnished to Stuart, Coleman & Co., Inc. pursuant to said Clause (A)), to such person with or prior to the written confirmation of the sale involved.

                        The Company's obligation under this subsection (k) shall be conditioned as to such public offering, upon a timely receipt by the Company in writing of:

                                (A)     Information as to the terms of such
                public offering furnished by or on behalf of each Holder intending to make a public distribution of his, her or its Representative's Warrants or Representative's Warrant Units; and

                                (B) Such other information as the Company may reasonably require from such Holders, or the Representative or the several Underwriters, for inclusion in such registration statement or Notification or post effective amendment.

                                The Company's agreements with respect to the
                Representative's Warrants or Representative's Warrant Units in this Section will continue in effect regardless of the exercise or surrender of this Representative's Warrant.

                        (4) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail: (i) if to the Holder, addressed to him or her in care of Stuart, Coleman & Co., Inc. or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address; and,
        (ii) if to the Company, addressed to it, Mr. John van der Hagen, President, Surrey, Inc., 13110 Trails End Road, Leander, Texas 78641. The Company may change its address by written notice to the Representative. Notwithstanding the foregoing, the Company shall not be required to include in any registration statement any securities which may then be sold, without limitation, by the Holder without registration pursuant to Rule 144 under the Act or any successor rules or regulations.


                (h)     Transfer to Comply with the Securities Act of 1933.


                        (1)     This Representative's Warrant or
        Representative's Warrant Units or any other security issued or issuable upon exercise of this Representative's Warrant may not be offered or sold or otherwise transferred except in conformity with the Act and applicable state securities laws (in the opinion of counsel satisfactory to the Company), and then only against receipt by the Company of an agreement of such person to whom such offer of sale or transfer is made to comply with the provisions of this Section (l) with respect to any resale or other disposition of such securities.

                        (2) The Company may cause the following legend to be set forth on each Representative's Warrant and certificate representing Representative's Warrant Units or any other security issued or issuable upon exercise of this Representative's Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                        The securities represented by this certificate and
                certificates may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement made under the Securities Act of 1933 (the "Act") and applicable state securities laws, or pursuant to an exemption from registration under the Act, if available, and such laws.


                (i) Applicable Law. This Representative's Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.



                                SURREY, INC.

                                By:___________________________________
                                   John van der Hagen, President


Date:

Attest


___________________________

                                PURCHASE FORM


                                Dated ______________________, 19__

The undersigned hereby irrevocably elects to exercise the within Representative's Warrant to the extent of purchasing ________ Units and hereby makes payment of $____________________ in payment of the actual exercise price thereof.


                                _____________


                                INSTRUCTIONS FOR REGISTRATION OF UNITS

     Name _____________________________

     Address __________________________

     Signature ________________________


                                _____________


                               ASSIGNMENT FORM

                FOR VALUE RECEIVED, _________________

hereby sells, assigns and transfers unto

Name ____________________________

Address _________________________

the right to purchase Units represented by this Representative's Warrant to the extent of ______________ Units as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                Signature _____________________________



Dated _________________________, 19__.